Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in the registration statements of ACNielsen Corporation on Form S-8 (File Nos. 333-14085, 333-14753 and 333-58885) of our report dated February 1, 1999 incorporated by reference in ACNielsen Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Form 10-K.






                                                 /s/ARTHUR ANDERSEN LLP

Stamford, Connecticut
March 10, 1999